As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Brainsway LTD. (Exact name of registrant as specified in its charter)
Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Hartum Street
Bynet Building, 3rd Floor
Har HaHotzvim
Jerusalem, 9777518, Israel
(+972-2) 582-4030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brainsway USA, Inc.
300 Knickerbocker Road Suite 2300,
Cresskill, NJ, 07626, USA

(844) 386-7001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Perry Wildes, Adv. Oded Bejarano, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. One Azrieli Center Tel Aviv 67021, Israel +972 (3) 607-4444

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its fnancial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised fnancial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised fnancial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codifcation after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee

Ordinary Shares, par value NIS 0.04 per share (2)
Warrants
Subscription Rights
Units

Total	$75,000,000		$75,000,000	$9,735

________________________

(1)	Such indeterminate number or amount of Registrant’s ordinary shares, American depositary shares (ADSs), warrants, subscription rights and units as may, from time to time, be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the Registrant exceed $75,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333- 229481). Each American depositary share represents two ordinary shares.
(3)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 4, 2020

PROSPECTUS

$75,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

BRAINSWAY LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents two ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Global Market under the symbol “BWAY.” The last reported sale price for our ADSs on September 3, 2020 as quoted on the Nasdaq Global Market was $6.94 per ADS, and the last reported sale price for our ordinary shares on September 3, 2020 as quoted on the TASE was NIS 11.74 per ordinary share, or $3.49 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date).

On September 3, 2020, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $57.2 million, based on 11,125,267 ADSs outstanding and a per ADS price of $8.00 based on the closing sale price of our ordinary shares on the Nasdaq Global Market on September 1, 2020. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 2 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September         , 2020

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
BRAINSWAY LTD.	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
CAPITALIZATION	4
OFFER AND LISTING DETAILS	4
USE OF PROCEEDS	4
DESCRIPTION OF ORDINARY SHARES	4
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	8
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	9
DESCRIPTION OF UNITS	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14
ENFORCEABILITY OF CIVIL LIABILITIES	14
OFFERING EXPENSES	15

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

BRAINSWAY LTD.

Overview

We are a commercial stage medical device company focused on the development and sale of non-invasive neurostimulation products using our proprietary Deep Transcranial Magnetic Stimulation (Deep TMS) technology. We have received marketing authorization from the U.S. Food and Drug Administration (FDA) for our products for individuals suffering from major depressive disorder (MDD), obsessive-compulsive disorder (OCD), and smoking addiction. Deep TMS uses magnetic pulses to stimulate neurons and consequently modulates the physiological activity of the brain. Our technology can either increase brain activity in neuronal networks which are hypoactive, or alternatively decrease brain activity in neuronal networks which are hyperactive. Our proprietary electromagnetic coils, which we refer to as H-coils, are designed to safely stimulate deep and broad brain regions, which we believe provides an advantage over other available TMS products, which we refer to collectively as Traditional TMS, that generally use a “figure 8” coil design. We believe that our Deep TMS technology has the potential to be safe and effective for the treatment of a wide range of psychiatric, neurological and addiction disorders beyond MDD, OCD and smoking cessation.

Our first commercial Deep TMS product received clearance from the FDA in 2013 for the treatment of MDD in adult patients who have failed to achieve satisfactory improvement from anti-depressant medication in the current episode. Our Deep TMS system for MDD is currently marketed to and installed at psychiatrists’ offices and other facilities principally in the United States and in certain other countries throughout the world.

In addition to our FDA clearance of Deep TMS for MDD, we are the first medical device company to have offered an FDA-authorized non-invasive treatment for OCD, the marketing authorization for which we received in 2018 as an adjunct therapy for adult patients suffering from OCD. Furthermore, we recently received 510(k) clearance from the FDA for our Deep TMS system for its use as an aid in short-term smoking cessation in adults, making our Deep TMS system the first non-invasive medical device cleared by the FDA in the addiction space. We expect to execute a controlled U.S. market release of our newly cleared and proprietary H4 Deep TMS coil for this indication during early 2021.

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We are the only TMS company to have received FDA clearance for MDD, OCD and smoking addiction patients. These clearances were obtained following the achievement of statistically significant results in the multicenter pivotal studies conducted on our Deep TMS products in each of these indications.

We are planning to conduct additional research into other indications such as opioid addiction, and into neurological conditions including multiple sclerosis (MS) and post-stroke rehabilitation. We believe that Deep TMS represents a platform technology that provides for an opportunity to advance innovative therapeutic solutions across multiple patient populations with a wide variety of psychiatric, neurological and addiction disorders.

Corporate Information

Our principal executive offices are located at 19 Hartum Street, Bynet Building, 3rd Floor, Har HaHotzvim, Jerusalem, Israel and our telephone number is +972(2)582-4030. Our website address is http://www.Brainsway.com. The information on our website does not constitute part of this prospectus. Our registered agent in the United States is Brainsway USA, Inc. The address of Brainsway USA, Inc. is 300 Knickerbocker Road, Cresskill, New Jersey, 07626.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below, under the caption "Item 3: Key Information - Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, and in any other filing we make with the Securities and Exchange Comission subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the impact of the global COVID-19 health pandemic outbreak, and the substantial adverse effects it may have on our revenues, collections, product development and R&D pipeline, and our overall ability to implement our commerical and operational growth strategy and plans;
•	the adequacy of our existing capital to meet our future capital requirements;

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•	market perception and acceptance of Deep TMS technology;
•	physician and patient satisfaction with the effectiveness and competitive advantages and benefits of our Deep TMS system;
•	competitive trends in the industry, including commercial achievements and regulatory clearances obtained by competitors;
•	availability of reimbursement from third-party payers, including insurance companies and Medicare;
•	our ability to commercialize Deep TMS, including internationally, by ourselves or through third-party distributors;
•	our ability to develop enhancements to our Deep TMS system through our research and development efforts;
•	our reliance on third parties to conduct our clinical trials and manufacture our product candidates for clinical testing;
•	our ability to complete and obtain favorable results from existing clinical trials, and to launch and successfully complete new clinical trials, for Deep TMS indications;
•	our ability to obtain regulatory approvals of Deep TMS and enhancements to our Deep TMS system on our anticipated time frames, or at all;
•	our ability to comply with applicable regulatory approvals and requirements; and
•	our ability to obtain and maintain adequate protection of our intellectual property, including intellectual property licensed to us.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

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CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2020. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2020
Actual
(in thousands)
(unaudited)
Total debt(1)
Share Capital	$14,551
Share Premium	233
Additional paid-in capital	95,108
Share-based payment	3,413
Adjustments arising from translating financial statements from functional currency to presentation currency	(2,188)
Accumulated deficit	(75,922)
Total capitalization	$20,644

(1)	Represents $4,994 thousand under current liabilities, mainly accounts payable and accrued expenses.

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Global Market under the symbol “BWAY” since April 16, 2019. Our ordinary shares have been trading on the TASE under the symbol "BWAY" since January 4, 2007. Prior to that date, there was no public market for our ordinary shares.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for working capital and general corporate purposes, including for our sales and marketing, to fund our clinical trials and research and development.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 35,000,000 ordinary shares, par value NIS 0.04 per share, of which 22,250,534 shares were issued and outstanding as of June 30, 2020.

All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

As of June 30, 2020, there were outstanding options to purchase an aggregate of 1,622,800 of our ordinary shares, with a weighted-average exercise price of $7.69 per ordinary share, 240,000 restricted share units and options to acquire 59,761 ordinary shares issued to Bank Mizrahi. In addition, there are options to purchase an additional 1,1517,138 ordinary shares reserved for future issuance under our Share Incentive Plan.

Transfer of Shares. Fully paid Ordinary Shares are issued in registered form and may be freely transferred pursuant to our articles of association unless that transfer is restricted or prohibited by another instrument.

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Shareholders Meetings. Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as special meetings. In accordance with our articles of association and the Israeli Companies Law, our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power. This is different from the Delaware General Corporation Law, or the DGCL, which allows such right of shareholders to be denied by a provision in a company’s certificate of incorporation.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires, inter alia, that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors (if applicable);

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Company shall give notice of a general meeting only to the shareholders registered in the registry, whose address is in Israel. Our articles of association, in accordance with the provisions of the Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 14 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Israeli Companies Law, shareholders are not permitted to take action by written consent in lieu of a meeting.

Election of Directors. Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors. Under our articles of association, our board of directors must consist of not less than four (4) but no more than nine (9) directors, not including any external directors required to be appointed by the Israel Companies Law and not including up to two (2) additional directors who may be appointed by our board of directors whose term of office would expire on the next following annual meeting of shareholders after their appointment, provided that they may be reappointed by the Board of Directors for one additional term of office. Each appointed director, other than external directors, if any, shall serve as a member of the Board of Directors until the next annual general meeting. The term of a director shall terminate at the next annual general meeting, unless extended by that annual general meeting, or terminated by the general meeting. Pursuant to our articles of association, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting. Under our articles of association, our board of directors may elect new directors if the number of directors is below the maximum provided in the articles of association, and the term of office of such elected directors shall be until the next general meeting of our shareholders.

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Dividend and Liquidation Rights. Our profits, in respect of which a resolution was passed to distribute them as a dividend or bonus shares, are to be paid pro rata to the amount paid or credited as paid on account of the nominal value of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, distribute parts of our property in specie among the shareholders and he may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above deems fit.

Voting, Shareholders’ Meetings and Resolutions. All ordinary shares will have identical voting and other rights in all respects. Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law.

Our articles of association provide that the following would require approval of at least 66-2/3% of the total voting power voted at a general meeting of shareholders: (i) dismissing a director before the end of his or her term in office and (ii) amending provisions in our articles of association relating to the size of our board of directors, our staggered board, the right of our board of directors to elect new directors provided that the number of directors is less than the maximum number of directors the right of a shareholder to recommend a board nominee for consideration by Company shareholders, the special majority required to dismiss a director before the end of his or her term in office, the conditions under which the term of office of a director is terminated and the ability of the board of directors to function until the next general meeting so long as the number of members of our board of directors is not less than the minimum number of directors required under our articles of association.

Allotment of Shares. Our board of directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Access to Corporate Records.  Under the Israeli Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

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If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer will also apply, with necessary changes, when a full tender offer is accepted, and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or must abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An officer in a target company who, in his or her capacity as an officer, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such officer acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, officers of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them must refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

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The board of directors of a merging company is required pursuant to the Israeli Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control (See “Management – Audit Committee – Approval of Transactions with Related Parties” for a definition of means of control) of the other party to the merger or anyone on their behalf including their relatives (See “Management – External Directors – Qualifications of External Directors” for a definition of relatives) or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Israeli Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Israeli Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Anti-takeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. We do not have any authorized or issued shares other than Ordinary Shares. In the future, if we do create and issue a class of shares other than Ordinary Shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of a majority of our shares represented and voting at a general meeting.  Shareholders voting at such a meeting will be subject to the restrictions under the Israeli Companies Law described in “– Voting.” In addition, provisions of our articles of our association relating to the election of our directors for terms of three years make it more difficult for a third party to effect a change in control or takeover attempt that our management and board of directors oppose.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents two of our ordinary shares, can be found under the heading "Description of Registrant’s Securities to be Registered" in our Registration Statement on Form 8-A filed with the SEC on April 11, 2019.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the anti dilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;
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•	the number of subscription rights to be issued to each shareholder;
•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;
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•	through broker-dealers;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

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Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

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In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

EXPERTS

The consolidated financial statements of Brainsway Ltd. and its subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our ordinary shares contained in our Registration Statement on Form F-1/A filed with the SEC on April 10, 2019;
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020; and
•	reports on Form 6-K filed on April 13, 2020, May 6, 2020, May 20, 2020, June 9, 2020, June 24, 2020 (two filings), July 29, 2020, August 12, 2020 and August 24, 2020.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BrainsWay, Knickerbocker Road Suite 2300, Cresskill, NJ, 07626, USA, Attn: Judy Huber, telephone number: 844-386-7001. You may also obtain information about us by visiting our website at www.Brainsway.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, many of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and many of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

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•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Brainsway USA,Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$9,735
FINRA fees	$11,750
Legal fees and expenses	$16,000
Accountants fees and expenses	$5,000

Total	42,485

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising due to the breach of his or her duty of care in the event of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968 (the “Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

●	a monetary liability imposed on the office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses expended by the office holder with respect to an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent; and

●	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

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●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is the greater of (1) 25% of our shareholders’ equity pursuant to our audited consolidated financial statements for the year preceding the year in which the event in connection of which indemnification is sought occurred, and (2) $40 million (as may be increased from time to time by shareholders’ approval). Such indemnification is in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this registration statement.

Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

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(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)  that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)  that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement.*
2.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on February 1, 2019).
4.1	Form of American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed by The Bank of New York Mellon with the Securities and Exchange Commission on February 1, 2019).
4.2	Form of Warrant Agreement (including form of Warrant Certificate).*
4.3	Form of Subscription Right Agreement (including form of Right Certificate).*
4.4	Form of Unit Agreement (including form of Unit Certificate).*
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Israeli legal counsel to the Registrant, re legality (including consent).
23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountant (Isr.), a member of Ernst & Young Global, independent registered public accounting firm for the Registrant.
23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to Registration Statement).

________________

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 4, 2020.

By: /s/ Christopher R. von Jako
Name: Christopher R. von Jako
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Christopher R. von Jako or Judy Huber, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title

/s/ Christopher R. von Jako	President and Chief Executive Officer	September 4, 2020
Christopher R. von Jako

/s/ Judy Huber	Chief Financial Officer	September 4, 2020
Judy Huber

/s/ Dr. David Zacut	Chairman of the Board	September 4, 2020
Dr. David Zacut

/s/ Avner Hagai	Vice Chairman of the Board	September 4, 2020
Avner Hagai

/s/ Gavriel Magen	Director	September 4, 2020
Gavriel Magen

/s/ Eti Mitrany	Director	September 4, 2020
Eti Mitrany

/s/ Karen Sarid	Director	September 4, 2020
Karen Sarid

/s/ Prof. Abraham Zangen	Director	September 4, 2020
Prof. Abraham Zangen

/s/ Yossi Ben Shalom	Director	September 4, 2020
Yossi Ben Shalom

/s/ Orly Uri	Director	September 4, 2020
Orly Uri

/s/ Avner Lushi	Director	September 4, 2020
Avner Lushi

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 4th day of September, 2020.

Brainsway USA, INC. Authorized U.S. Representative By: /s/ Judy Huber Name: Judy Huber